UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 20, 2010

ENTROPIC COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33844	33-0947630
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6290 Sequence Drive

San Diego, CA 92121

(Address of Principal Executive Offices and Zip Code)

(858) 768-3600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 20, 2010, Entropic Communications, Inc., a Delaware corporation (the “Company”), held its 2010 Annual Meeting of Stockholders (the “Annual Meeting”). The following proposals were submitted to a vote of the stockholders of the Company at the Annual Meeting and the final results of voting on each proposal are noted below:

Proposal 1: Keith Bechard, the sole nominee for Class III Director, was elected to hold office until the Company’s 2013 Annual Meeting of Stockholders based upon the following votes:

Votes in Favor	37,713,920
Votes Withheld	150,863
Broker Non-Votes	19,608,603

Proposal 2: The proposal to ratify the selection by the audit committee of the Company’s board of directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 was approved based on the following votes:

Votes in Favor	57,023,310
Votes Withheld	450,025
Abstentions	51

There were no broker non-votes for this proposal.

As of the close of business on March 31, 2010, the record date for the Annual Meeting, there were 71,696,150 shares of common stock outstanding and entitled to vote, 57,473,386 shares of which were present in person or represented by proxy at the Annual Meeting for the proposals indicated above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

ENTROPIC COMMUNICATIONS, INC.

Dated: May 24, 2010	By:	/s/ Lance W. Bridges
Lance W. Bridges, Esq.
Vice President and General Counsel